UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 28, 2016, SunPower Corporation (“SunPower”) held its 2016 annual meeting of stockholders. Stockholders voted on three proposals at the meeting. First, Bernard Clément, Denis Giorno, and Catherine Lesjak were nominated and re-elected as Class II directors to serve until SunPower’s 2019 annual meeting of stockholders or until their duly qualified successors are elected. Second, in a non-binding advisory vote, stockholders approved the compensation of SunPower's named executive officers as disclosed in SunPower’s proxy statement relating to its 2016 annual meeting of stockholders. Third, stockholders ratified the appointment of Ernst & Young LLP as SunPower’s independent registered public accounting firm for fiscal year 2016. The results of stockholder voting are summarized below.

1. Proposal One - the re-election of each of the nominated Class II directors:

Number of Votes
	For	Withheld	Broker Non-Votes
Bernard Clément	96,400,720	15,065,804	16,760,452
Denis Giorno	96,396,207	15,070,317	16,760,452
Catherine Lesjak	110,284,409	1,182,115	16,760,452

2. Proposal Two - the approval, on an advisory basis, of the compensation of SunPower's named executive officers:

Number of Votes
For	Against	Abstain	Broker Non-Votes
108,721,966	1,735,698	1,008,860	16,760,452

3. Proposal Three - the ratification of the appointment of Ernst & Young LLP as SunPower’s independent registered public accounting firm for fiscal year 2016:

Number of Votes
For	Against	Abstain	Broker Non-Votes
127,066,233	485,806	674,937	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

May 2, 2016	By:	/S/ LISA BODENSTEINER
	Name:	Lisa Bodensteiner
	Title:	Executive Vice President and General Counsel